Exhibit 10.116

General Electric Capital Corporation

901 Main Avenue

Norwalk, CT 06851

October 19, 2015

STRICTLY CONFIDENTIAL

Synchrony Financial

777 Long Ridge Road

Stamford, CT 06902

Attention: General Counsel

Ladies and Gentlemen:

Reference is made to that certain Master Agreement (the “Agreement”), dated as of July 30, 2014, by and among General Electric Company (“GE”), General Electric Capital Corporation (“GECC”) and Synchrony Financial (“Synchrony”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

1.	Subject to the terms and conditions set forth herein, including the exceptions set forth in paragraph (2) below, GECC hereby waives, on and after the Effective Time (as defined herein), compliance by Synchrony with, and GECC’s rights under, the covenants and obligations of Synchrony pursuant to the provisions set forth below, whether or not Deregistration has occurred:

a.	Section 7.13(a)-(d);

b.	Section 8.1(a)(i), (ii) and (iii)(A);

c.	Section 8.1(a)(iv)-(xiv);

d.	Section 8.2(a)(v); and

e.	Section 8.3(c).

For the avoidance of doubt, to the extent necessary to implement the waiver of the items described above, the foregoing shall also constitute a waiver by GECC of any rights under comparable or related provisions contained in Synchrony’s certificate of incorporation or bylaws. For purposes of this letter, “Effective Time” means the consummation of the Distribution (as defined in the Agreement), so long as, upon consummation of the Distribution, GECC owns less than ten percent (10%) of the outstanding common stock of Synchrony.

2.

The waiver with respect to Section 8.1(a)(i), Section 8.1(a)(ii) and Section 8.1(a)(iii)(A) set forth in paragraph (1) above shall not apply to any transaction that is subject to the notice requirements of section 163(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5363). Further, GECC has not waived, is not by this letter waiving, and has no intention of waiving compliance by

Synchrony with any other covenant or obligation of Synchrony in the Agreement, including, for the avoidance of doubt, the covenants set forth in Section 5.10(f) of the Agreement.

3.	Except as expressly set forth herein, no other waivers, changes or modifications to the Agreement are intended or implied. To the extent of conflict between the terms of this letter and the Agreement, the terms of this letter shall control.

4.	The validity of this letter, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

5.	This letter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.	This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this letter. Any party delivering an executed counterpart of this letter by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this letter but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this letter.

Sincerely,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Aris Kekedjian
Name:	Aris Kekedjian
Title:	Vice President

AGREED AND ACCEPTED BY:

SYNCHRONY FINANCIAL

By:	/s/ Jonathan Mothner
Name:	Jonathan Mothner
Title:	Executive Vice President, General Counsel and Secretary

GENERAL ELECTRIC COMPANY

By:	/s/ Aris Kekedjian
Name:	Aris Kekedjian
Title:	Vice President